Exhibit 99.1

FOR IMMEDIATE RELEASE

New York REIT, Inc. Sets Stockholders Meeting Date of December 19, 2016

NEW YORK, October 30, 2016 – New York REIT, Inc. (“NYRT”) (NYSE: NYRT), announced today that its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to vote on the election of directors and to approve NYRT’s proposed plan of liquidation and dissolution, will be held on December 19, 2016 at a time and location to be determined. Stockholders of record at the close of business on November 10, 2016 will be entitled to vote at the Annual Meeting.

About NYRT

NYRT is a publicly traded real estate investment trust listed on the NYSE that owns income-producing commercial real estate, including office and retail properties, located in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements NYRT makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the impact of current and future regulation; the impact of credit rating changes; the effects of competition; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; the Company’s ability to complete asset sales, refinance its credit facility on favorable terms, if at all, and realize the results of its plan of liquidation; the timing of and the amount of proceeds of asset sales; and other factors, many of which are beyond NYRT’s control, including other factors included in NYRT’s reports filed with the Securities and Exchange Commission (the “SEC”), particularly in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of NYRT’s latest Annual Report on Form 10-K for year ended December 31, 2015, filed with the SEC on February 26, 2016, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on August 9, 2016, and the Preliminary Proxy Statement on Schedule 14A with respect to the plan of liquidation filed with the SEC on September 27, 2016 (the “Preliminary Liquidation Proxy”), as such Risk Factors may be updated from time to time in subsequent reports. NYRT does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information about the Plan of Liquidation and the Election of Directors and Where to Find It

The plan of liquidation and the election of directors at the Company’s 2016 annual meeting of stockholders will be submitted to the stockholders of the Company for their approval. The Company has filed the Preliminary Liquidation Proxy and expects to file with the SEC other relevant materials, including definitive proxy statements which will be mailed or otherwise disseminated to the Company’s stockholders when available. THE COMPANY’S STOCKHOLDERS ARE ENCOURAGED TO READ ANY PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors may obtain free copies of the Preliminary Liquidation Proxy, any other proxy statement and other relevant documents filed by the Company with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at www.nyrt.com.

Participants in Solicitation Relating to the Plan of Liquidation and the Election of Directors

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the plan of liquidation and the election of directors at the Company’s 2016 annual meeting of stockholders. Information regarding the Company’s directors and executive officers can be found in the Company’s latest Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016 and the Company’s Current Report on Form 8-K filed with the SEC on October 24, 2016. Additional information regarding the interests of such potential participants has been included in the Preliminary Liquidation Proxy and will be included in any other proxy statements or other relevant documents filed with the SEC in connection with the plan of liquidation or the election of directors at the Company’s 2016 annual meeting of stockholders when they become available. These documents are available free of charge on the SEC’s website and from the Company’s using the sources indicated above.

Contacts

Michael A. Happel	Jonathan Keehner	Matthew Furbish
CEO and President	Mahmoud Siddig	Director, Investor Relations & Public Relations
New York REIT, Inc.	Joele Frank, Wilkinson Brimmer Katcher	New York REIT, Inc.
mhappel@nyrt.com	jkeehner@joelefrank.com	mfurbish@nyrt.com
(212) 415-6500	msiddig@joelefrank.com	(212) 415-6500
(212) 355-4449